UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 24, 2025

WELLGISTICS HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-42530	93-3264234
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3000 Bayport Drive

Suite 950

Tampa, FL 33607

(Address of principal executive officers) (Zip Code)

(844) 203-6092

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e- 4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $.0001 per share	WGRX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Amendment to a Material Definitive Agreement.

As disclosed in the Annual Report on Form 10-K filed by Wellgistics Health, Inc. (the “Company”) with the Securities and Exchange Commission (“SEC”) on March 25, 2025, the Company previously entered into that certain Membership Interest Purchase Agreement dated May 11, 2023, as amended, by and among the Company, Wellgistics LLC, Strategix Global LLC (“Strategix”), Nomad Capital LLC (“Nomad”), Jouska Holdings LLC (“Jouska” and together with Strategix and Nomad, the “Sellers”), and Brian Norton, as representative of the Sellers, governing the acquisition by the Company of Wellgistics, LLC (the “Wellgistics MIPA”). The acquisition was completed in August 2024.

On July 24, 2025, the Company and the Sellers further amended the Wellgistics MIPA (the “Eighth Amendment”) to modify the remaining payments owed by the Company to the Sellers as follows:

●	The remaining closing cash payment of $8,139,259.97 owed to the Sellers converted into 7,606,785 shares of the Company’s common stock, par value $0.0001 per share; and
●	The aggregate principal amount of $15 million owed by the Company in the form of promissory notes payable to the Sellers increased to $17.5 million, with $5 million of the principal amount being due on the first anniversary of the effective date of the promissory notes (the “Effective Date”), $5 million due on the second anniversary of the Effective Date, and the remaining $7.5 million due on the third anniversary of the Effective Date. The Company agreed to issue the promissory notes within 5 business days of receiving a schedule setting forth each Seller’s pro rata portion of the aggregate $17.5 million principal amount. The remaining terms of the promissory notes did not change.

The Company previously agreed to issue 333,333 shares of the Company’s common stock (the “Converted Shares”) to Strategix in connection with the conversion by Strategix of a $1.5 million closing cash payment owed by the Company that was previously disclosed in the Current Report on Form 8-K filed by the Company with the SEC on April 18, 2025. Strategix is controlled by Brian Norton, the Company’s Chief Executive Officer.

Also in connection with the Eighth Amendment, the Company agreed to pay $12,000 by July 31, 2025, as reimbursement of certain fees incurred by the Sellers in connection with various amendments to the Wellgistics MIPA.

The foregoing description of the Eighth Amendment does not purport to be complete and is qualified in its entirety by reference to the Eighth Amendment, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On July 25, 2025, the Company issued a press release announcing the Eighth Amendment. The press release is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

The press release shall not be deemed “filed” for any purpose, including for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of such Section 18. The information in this Item 7.01, as well as Exhibit 99.1, shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended or the Exchange Act regardless of any general incorporation language in such filing.

The press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. With the exception of historical matters, the matters discussed in the press releases include forward-looking statements within the meaning of applicable securities laws. Such forward-looking statements include, among others, statements regarding the Company’s projects, potential financial performance, and growth opportunities. The words “believes,” “expects,” “intends,” “plans,” “anticipates,” “hopes,” “likely,” “will,” and similar expressions are intended to identify certain of these forward-looking statements. These statements are based on the Company’s expectations and involve risks, uncertainties and other important factors that could cause the actual results performance or achievements of the Company (or entities in which the Company has interests), or industry results, to differ materially from future results, performance or achievements expressed or implied by such forward-looking statements. Certain factors that could cause the Company’s actual future results to differ materially from those discussed are noted in connection with such statements, but other unanticipated factors could arise. Certain risks regarding the Company’s forward-looking statements are discussed in the Company’s filings with the SEC, including an extensive discussion of these risks in the Company’s Annual Report on Form 10-K filed on March 25, 2025. Readers are cautioned not to place undue reliance on these forward-looking statements which reflect management’s view only as of the date of this Current Report on Form 8-K. The Company undertakes no obligation to publicly release any revisions to these forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events, conditions or circumstances.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Eighth Amendment to Membership Interest Purchase Agreement dated May 11, 2023, by and among Wellgistics Health, Inc. (f/k/a Danam Health, Inc.), Wellgistics, LLC, Strategix Global LLC, Nomad Capital LLC, Jouska Holdings LLC, and Brian Norton as Seller Representative, as amended.
99.1	Press Release by Wellgistics Health, Inc., dated July 25, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wellgistics Health, Inc.

Dated: July 29, 2025	By:	/s/ Mark DiSiena
Mark DiSiena
Chief Financial Officer